Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Midstream Partners, LP of our report dated September 11, 2012 relating to the financial statements of the Chatom Processing and Fractionation Plant, which appears in Exhibit 99.2 of American Midstream Partners, LP’s Current Report on Form 8-K/A of American Midstream dated September 11, 2012.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

September 11, 2012